Contacts:	Paul W. Taylor	Jody Soper
	Chief Executive Officer	Marketing and Communications
	Guaranty Bank and Trust	Guaranty Bank and Trust
	1331 Seventeenth Street, Suite 345	1331 Seventeenth Street, Suite 345
	Denver, CO 80202	Denver, CO 80202
	(303) 293-5563	(303) 293-5545

FOR IMMEDIATE RELEASE:

Guaranty Bank and Trust Acquires Cherry Hills Investment Advisors, LLC

Local firm strengthens investment management capabilities

DENVER, July 16, 2014 -  Guaranty Bank and Trust Company, a community bank that has served Colorado for over 50 years and a wholly-owned subsidiary of Guaranty Bancorp (NASDAQ: GBNK), today announced that it has purchased privately held Cherry Hills Investment Advisors, LLC.  Cherry Hills Investment Advisors is a Greenwood Village-based investment management firm serving the financial planning and investment management needs of individuals and families since 1999. With a shared vision of providing a high level of personal service, this powerful combination of two Colorado companies will offer unparalleled financial services expertise to both individuals and businesses.

“Guaranty Bank and Trust’s comprehensive banking services and Front Range branch network, together with Cherry Hills Investment Advisors’ investment management expertise and high touch service, will enable us to offer an expanded platform to individuals looking for a Colorado-based partner to help them achieve their financial goals,” said Paul W. Taylor, Chief Executive Officer of Guaranty Bank and Trust.

Cherry Hills Investment Advisors will become a subsidiary of Guaranty Bank and Trust within its Wealth Management Group.  Susie Johnston, Valerie Antonioli and Kate Scott will continue to serve as Principals of Cherry Hills Investment Advisors and there will be no change to the firm’s investment or financial planning process.  Cherry Hills Investment Advisors will remain in Greenwood Village and all of its employees will be retained.

“We are pleased to be partnering with a local Colorado company that will enable us to continue to provide exceptional service to our clients,” said Susie Johnston, Founder of Cherry Hills Investment Advisors. “By partnering with Guaranty Bank, we are able to focus our efforts exclusively on helping our clients successfully navigate their financial future.”

For additional information about Guaranty Bank and Trust, please visit GuarantyBankCO.com. For additional information about Cherry Hills Investment Advisors, please visit Chiaplan.com.

About Guaranty Bank and Trust Company

Guaranty Bank and Trust Company, a wholly-owned subsidiary of Guaranty Bancorp (Nasdaq: GBNK), is a Colorado-based community bank with $2.0 billion in assets and 26 branches along the Front Range.  The Bank provides banking and other financial services including commercial and industrial, real estate, construction, energy, consumer and agricultural loans throughout its targeted Colorado markets to consumers and small to medium-sized businesses, including the owners and employees of those businesses. The Bank also provides wealth management services, including private banking, investment management, jumbo mortgage loans and trust services.  More information about Guaranty Bank and Trust Company can be found at GuarantyBankCO.com.  Information about Guaranty Bancorp can be found at www.gbnk.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support the Company’s operations; general economic and business conditions in those areas in which the Company operates; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for the bank subsidiary to declare dividends to the Company; adequacy of the allowance for loan losses, changes in credit quality and the effect of credit quality on the provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums; changes in accounting policies and practices; changes in business strategy or development plans; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and terms of other credit agreements; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time. When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties. The Company can give no assurance that any goal or plan or expectation set forth in any forward-looking statement can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of this press release, and, except as may otherwise be required by law, the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.